REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Shareholders and Board of Trustees
Roge Partners Fund
Bohemia, NY


In planning and performing our audits of the financial statements of Roge Partners Fund as of and for the year ended June 30, 2012, in accordance with the standards of the Public
 Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for
establishing and maintaining effective
internal control over financial reporting.
In fulfilling this responsibility, estimates
 and judgments by management are required to assess
the expected benefits and related
costs of controls.   A companys internal control
over financial reporting is a
process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
 A companys internal control over
financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control
over financial reporting may not
 prevent or detect misstatements.   Also, projections
of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial
reporting exists when the design
or operation of a control does not allow management
or employees, in the normal
course of performing their assigned functions,
to prevent or detect misstatements
on a timely basis.   A material weakness is a
deficiency, or combination of
 deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.



Shareholders and Board of Trustees
Roge Partners Fund
Page Two




Our consideration of the Funds internal control
over financial reporting was
for the limited purpose described in the first
paragraph and would not necessarily
 disclose all deficiencies in internal control
that might be material weaknesses
under standards established by the Public Company
Accounting Oversight
Board (United States).   However, we noted no
deficiencies in the Funds
internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of June 30, 2012.

This report is intended solely for the information and use of management,
Shareholders and Board of Trustees of Roge Partners
Fund and the Securities
and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 29, 2012